Exhibit 99.1

DRAFT Press Release

First 2024 Operating Results
FOR IMMEDIATE RELEASE

CTO Realty Growth Reports First

Quarter 2025 Operating Results

– Acquired one property for $79.8 million –

– Signed comparable leases on 109,000 square feet for growth of 37.2% –

– Current signed-not-open pipeline of $4.0 million –

WINTER PARK, FL – May 1, 2025 – CTO Realty Growth, Inc. (NYSE: CTO) (the “Company” or “CTO”), an owner and operator of retail-based properties located primarily in higher-growth markets, today announced its operating and financial results for the quarter ended March 31, 2025.

First Quarter 2025 Highlights

◾Net Income attributable to common stockholders of $0.01 per diluted share.
◾Core Funds from Operations (“FFO”) attributable to common stockholders, of $0.46 per diluted share.
◾Adjusted Funds from Operations (“AFFO”) attributable to common stockholders of $0.49 per diluted share.
◾Same-Property NOI totaled $17.1 million, an increase of 2.4% from the comparable prior period.
◾Current signed-not-open pipeline represents $4.0 million, or 4.0%, of annual cash base rent in place as of March 31, 2025.
◾Signed 109,000 square feet of comparable leases at a positive cash rent spread of 37.2%.
◾Reaffirmed full year Core FFO and AFFO guidance per diluted share attributable to common stockholders.
◾Acquired one property for $79.8 million at an initial cash cap rate near the high end of the Company’s current guidance range for initial cash yields.
◾Liquidity of $138.4 million as of March 31, 2025.

“We continued to execute our strategy and produced strong results across our platform to start the year,” stated John P. Albright, President and Chief Executive Officer of CTO Realty Growth. “We acquired Ashley Park, a 559,000-square-foot, lifestyle center located in the Newnan submarket of Atlanta, Georgia for a purchase price of $79.8 million at a going in yield that was at the high end of our guidance. Additionally, our operating fundamentals remain strong as evidenced by our leasing spreads and pipeline.”

Quarterly Financial Results Highlights

The table below provides a summary of the Company’s operating results for the three months ended March 31, 2025, as compared to the three months ended March 31, 2024:

	Three Months Ended
(in thousands, except per share data)	March 31, 2025	March 31, 2024	Variance to Comparable Period in the Prior Year
Net Income Attributable to the Company	$2,261	$5,842	$(3,581)	(61.3)%
Net Income Attributable to Common Stockholders	$383	$4,655	$(4,272)	(91.8)%
Net Income Attributable to Common Stockholders per Common Share - Diluted (1)	$0.01	$0.20	$(0.19)	(95.0)%

Core FFO Attributable to Common Stockholders (2)	$14,445	$10,737	$3,708	34.5%
Core FFO Attributable to Common Stockholders per Common Share - Diluted (2)	$0.46	$0.48	$(0.02)	(4.2)%

AFFO Attributable to Common Stockholders (2)	$15,521	$11,648	$3,873	33.3%
AFFO Attributable to Common Stockholders per Common Share - Diluted (2)	$0.49	$0.52	$(0.03)	(5.8)%

Dividends Declared and Paid - Preferred Stock	$0.40	$0.40	$—	0.0%
Dividends Declared and Paid - Common Stock	$0.38	$0.38	$—	0.0%

(1)

For the three months ended March 31, 2025, the denominator for this measure excludes the impact of 3.8 million shares, related to the Company’s adoption of ASU 2020-06, which requires presentation on an if-converted basis for the Company’s 2025 Convertible Senior Notes, as the impact would be anti-dilutive. For the three months ended March 31, 2024, the denominator for this measure includes the impact of 3.5 million shares, as the impact was dilutive for the period.

(2)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income Attributable to the Company to non-GAAP financial measures, including FFO Attributable to Common Stockholders, FFO Attributable to Common Stockholders per Common Share - Diluted, Core FFO Attributable to Common Stockholders, Core FFO Attributable to Common Stockholders per Common Share - Diluted, AFFO Attributable to Common Stockholders, and AFFO Attributable to Common Stockholders per Common Share - Diluted. Further, the weighted average shares used to compute per share amounts for Core FFO Attributable to Common Stockholders per Common Share - Diluted and AFFO Attributable to Common Stockholders per Common Share - Diluted do not reflect any dilution related to the ultimate settlement of the 2025 Convertible Senior Notes.

Investments

During the three months ended March 31, 2025, the Company acquired Ashley Park, a 559,000-square-foot, 60-acre, lifestyle center in the Newnan submarket of Atlanta, Georgia for a purchase price of $79.8 million. The purchase price represents a going-in cap rate near the high end of the Company’s current guidance range for initial cash yields. Ashley Park is anchored by well-known national brands and receives over 6 million visits per year.

Portfolio Summary

The Company’s income property portfolio consisted of the following as of March 31, 2025:

			Wtd. Avg. Remaining
Asset Type	# of Properties	Square Feet	Lease Term
Single Tenant	6	252	4.9 years
Multi-Tenant	18	4,994	4.9 years
Total / Wtd. Avg.	24	5,246	4.9 years
Square Feet in thousands.

Property Type	# of Properties	Square Feet	% of Cash Base Rent
Retail	19	3,818	70.4%
Office	1	210	3.7%
Mixed-Use	4	1,218	25.9%
Total	24	5,246	100.0%
Square Feet in thousands.

Leased Occupancy	93.8%
Occupancy	91.0%

Same Property Net Operating Income

During the three month period ended March 31, 2025 and 2024, the Company’s Same-Property NOI totaled $17.1 million and $16.7 million, respectively, as presented in the following table:

	Three Months Ended
	March 31, 2025	March 31, 2024	Variance to Comparable Period in the Prior Year
Single Tenant	$1,171	$1,148	$23	2.0%
Multi-Tenant	15,965	15,579	386	2.5%
Total	$17,136	$16,727	$409	2.4%

$ in thousands.

Leasing Activity

During the quarter ended March 31, 2025, the Company signed 18 leases totaling 112,585 square feet. On a comparable basis, which excludes vacancy existing at the time of acquisition, CTO signed 17 leases totaling 109,402 square feet at an average cash base rent of $23.97 per square foot compared to a previous average cash base rent of $17.47 per square foot, representing 37.2% comparable growth.

A summary of the Company’s overall leasing activity for the quarter ended March 31, 2025, is as follows:

		Wtd. Avg.	Cash Rent per	Tenant	Leasing
	Square Feet	Lease Term	Square Foot	Improvements	Commissions
New Leases	66	9.4 years	$22.79	$1,392	$683
Renewals & Extensions	47	4.9 years	26.05	26	23
Total / Wtd. Avg.	113	7.4 years	$24.14	$1,418	$706

In thousands except for per square foot and weighted average lease term data. Comparable leases compare leases signed on a space for which there was previously a tenant.

Capital Markets and Balance Sheet

Our balance sheet as of March 31, 2025, included the following long-term debt and liquidity:

◾	As of March 31, 2025, the Company has $130.0 million of undrawn commitments, prior to borrowing base limitations, on our Revolving Credit Facility, and $8.4 million of cash on hand.

The following table provides a summary of the Company’s long-term debt, as of March 31, 2025:

Component of Long-Term Debt	Principal	Maturity Date	Interest Rate	Wtd. Avg. Rate
2025 Convertible Senior Notes	$51.0 million	April 2025	3.875%	3.88%
2026 Term Loan (1)	65.0 million	March 2026	SOFR + 10 bps + [1.25% - 2.20%]	2.62%
Mortgage Note (2)	17.8 million	August 2026	4.060%	4.06%
Revolving Credit Facility (3)	170.0 million	January 2027	SOFR + 10 bps + [1.25% - 2.20%]	5.59%
2027 Term Loan (4)	100.0 million	January 2027	SOFR + 10 bps + [1.25% - 2.20%]	2.70%
2028 Term Loan (5)	100.0 million	January 2028	SOFR + 10 bps + [1.20% - 2.15%]	5.08%
2029 Term Loan (6)	100.0 million	September 2029	SOFR + 0.10% + [1.20% - 2.15%]	4.58%
Total Long-Term Debt	$603.8 million			4.35%

(1)

The Company utilized interest rate swaps on the $65.0 million 2026 Term Loan balance to fix SOFR and achieve a weighted average fixed swap rate of 1.27% plus the 10 bps SOFR adjustment plus the applicable spread.

(2)	Mortgage note assumed in connection with the acquisition of Price Plaza Shopping Center located in Katy, Texas.
(3)	The Company utilized interest rate swaps on $50.0 million of the Credit Facility balance to fix SOFR and achieve a fixed swap rate of 3.85% plus the 10 bps SOFR adjustment plus the applicable spread.
(4)	The Company utilized interest rate swaps on the $100.0 million 2027 Term Loan balance to fix SOFR and achieve a fixed swap rate of 1.35% plus the 10 bps SOFR adjustment plus the applicable spread.
(5)

The Company utilized interest rate swaps on the $100.0 million 2028 Term Loan balance to fix SOFR and achieve a weighted average fixed swap rate of 3.78% plus the 10 bps SOFR adjustment plus the applicable spread.

(6)

The Company utilized interest rate swaps on the $100.0 million 2029 Term Loan balance to fix SOFR and achieve a weighted average fixed swap rate of 3.28% plus the 10 bps SOFR adjustment plus the applicable spread.

As of March 31, 2025, the Company’s net debt to Pro Forma Adjusted EBITDA was 6.6 times, and as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 2.9 times. As of March 31, 2025, the Company’s net debt to total enterprise value was 44.8%. The Company calculates total enterprise value as the sum of net debt, par value of its 6.375% Series A preferred equity, and the market value of the Company's outstanding common shares.

Subsequent to March 31, 2025, on April 3, 2025 and April 4, 2025, the Company entered into two interest rate swaps to fix SOFR and achieve a fixed weighted average interest rate of 3.32% plus the SOFR adjustment of 0.10% and the applicable spread on an aggregate $100.0 million of the outstanding balance on the Company’s Revolving Credit Facility. The swaps are effective April 30, 2025.

Subsequent to March 31, 2025, on April 3, 2025, the Company completed separate, privately-negotiated transactions with holders of  $35,208,000 in an aggregate principal amount of the 2025 Notes in which the holders exchanged their 2025 Notes with the Company for an aggregate of 1,089,555 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), and aggregate cash payments of  $29.0 million including $0.6 million representing accrued interest. The 2025 Notes received by the Company were retired. At maturity on April 15, 2025, the Company completed the payoff of the remaining 2025 Notes in an aggregate principal amount of $15,826,000 for an aggregate cash payment of $22.0 million including $0.3 million representing accrued interest. Including the shares of Common Stock issued on April 3, 2025, the Company has 32,934,716 shares of Common Stock outstanding as of May 1, 2025.

Dividends

On February 20, 2025, the Company announced a cash dividend on its common stock and Series A Preferred Stock for the first quarter of 2025 of $0.38 per share and $0.40 per share, respectively, payable on March 31, 2025 to stockholders of record as of the close of business on March 13, 2025. The first quarter 2025 common stock cash dividend represented a payout ratio of 82.6% and 77.6% of the Company’s first quarter 2025 Core FFO Attributable to Common Stockholders per Common Share - Diluted and AFFO Attributable to Common Stockholders per Common Share - Diluted, respectively.

2025 Outlook

The Company has reaffirmed its Core FFO and AFFO outlook for 2025 as well as the assumptions detailed below based on current plans and assumptions. The Company’s 2025 outlook is subject to risks and uncertainties more fully described in this press release and the Company’s reports filed with the U.S. Securities and Exchange Commission.

The Company’s outlook for 2025 is as follows:

	Outlook Range for 2025
(Unaudited)	Low		High
Core FFO per Common Share - Diluted (1)	$1.80	to	$1.86
AFFO per Common Share - Diluted (1)	$1.93	to	$1.98
(1)	Attributable to Common Stockholders

The Company’s 2025 outlook includes but is not limited to the following assumptions for the year ending December 31, 2025:

◾	Investments, including structured investments, between $100.0 million and $200.0 million at a weighted average initial cash yield between 8.0% and 8.5%.
◾	Same-Property NOI growth of approximately 1%, as compared to the year ended December 31, 2024, including the estimated impact associated with announced and anticipated store closings.
◾	General and administrative expenses within a range of $17.5 million to $18.0 million.

The following table provides a reconciliation of the outlook range of the Company’s estimated Net Loss Attributable to the Company per Common Share – Diluted for the year ending December 31, 2025 to the Company’s estimated Core FFO Attributable to Common Stockholders per Common Share – Diluted and AFFO Attributable to Common Stockholders per Common Share – Diluted for the year ending December 31, 2025:

	Outlook Range for 2025
(Unaudited)	Low	High
Net Loss Attributable to the Company per Common Share - Diluted	$(0.46)	$(0.40)
Depreciation and Amortization of Real Estate	1.89	1.89
Gain on Disposition of Assets (1)	-	-
Gain on Disposition of Other Assets (1)	-	-
Provision for Impairment (1)	-	-
Realized and Unrealized Loss on Investment Securities (1)	0.01	0.01
Funds from Operations, per Common Share - Diluted	$1.44	$1.50
Distributions to Preferred Stockholders	(0.23)	(0.23)
Funds From Operations Attributable to Common Stockholders per Common Share - Diluted	$1.21	$1.27
Amortization of Intangibles to Lease Income	(0.03)	(0.03)
Loss on Extinguishment of Debt	0.62	0.62
Core FFO Attributable to Common Stockholders per Common Share - Diluted	$1.80	$1.86
Adjustments:
Straight-Line Rent Adjustment	(0.05)	(0.05)
Amortization of Loan Costs, Discount on Convertible Debt, and Capitalized Interest	0.04	0.04
Non-Cash Compensation	0.14	0.13
AFFO Attributable to Common Stockholders per Common Share - Diluted	$1.93	$1.98
(1)

Gain on Disposition of Assets, Gain on Disposition of Other Assets, and Provision for Impairment represents the actual adjustment for the three months ended March 31, 2025. The Company’s outlook excludes projections related to these measures.

Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the quarter ended March 31, 2025, on Friday, May 2, 2025 at 9:00 AM ET.

A live webcast of the call will be available on the Investor Relations page of the Company’s website at www.ctoreit.com or at the link provided in the event details below. To access the call by phone, please go to the registration link provided in the event details below and you will be provided with dial-in details.

Event Details:

Webcast:https://edge.media-server.com/mmc/p/4tgu64bi

Registration:https://register-conf.media-server.com/register/BI4aedbe642bf743c8bf83e1370af52278

We encourage participants to register and dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company’s website at www.ctoreit.com.

About CTO Realty Growth, Inc.

CTO Realty Growth, Inc. is a publicly traded real estate investment trust that owns and operates a portfolio of high-quality, retail-based properties located primarily in higher growth markets in the United States. CTO also externally manages and owns a meaningful interest in Alpine Income Property Trust, Inc. (NYSE: PINE), a publicly traded net lease REIT.

We encourage you to review our most recent investor presentation and supplemental financial information, which is available on our website at www.ctoreit.com.

Contact:Investor Relations

ir@ctoreit.com

Safe Harbor

Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words.

Although forward-looking statements are made based upon management’s present expectations and beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include, but are not limited to: the Company’s ability to remain qualified as a REIT; the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; general adverse economic and real estate conditions; macroeconomic and geopolitical factors, including but not limited to inflationary pressures, interest rate volatility, distress in the banking sector, global supply chain disruptions, and ongoing geopolitical war; credit risk associated with the Company investing in structured investments; the ultimate geographic spread, severity and duration of pandemics such as the COVID-19 Pandemic and its variants, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the inability of major tenants to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business; the loss or failure, or decline in the business or assets of PINE; the completion of 1031 exchange transactions; the availability of investment properties that meet the Company’s investment goals and criteria; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.

There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

Non-GAAP Financial Measures

Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”), Core Funds From Operations (“Core FFO”), Adjusted Funds From Operations (“AFFO”), Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma Adjusted EBITDA”), and Same-Property Net Operating Income (“Same-Property NOI”),

each of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, Core FFO, AFFO, Pro Forma Adjusted EBITDA, and Same-Property NOI do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT.

NAREIT defines FFO as GAAP net income or loss adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, subsurface sales, investment securities, and land sales, in addition to the mark-to-market of the Company’s investment securities and interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. To derive Core FFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to gains and losses recognized on the extinguishment of debt, amortization of above- and below-market lease related intangibles, and other unforecastable market- or transaction-driven non-cash items, as well as adding back the interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. To derive AFFO, we further modify the NAREIT computation of FFO and Core FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, non-cash compensation, and other non-cash amortization. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals.

To derive Pro Forma Adjusted EBITDA, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and certain adjustments to reconciliation estimates related to reimbursable revenue for recently acquired properties, and other non-cash income or expense. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, subsurface sales, investment securities, and land sales, in addition to the mark-to-market of the Company’s investment securities. Cash interest expense is also excluded from Pro Forma Adjusted EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

To derive Same-Property NOI, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and certain adjustments to reconciliation estimates related to reimbursable revenue for recently acquired properties, and other non-cash income or expense. Interest expense, general and administrative expenses, investment and other income or loss, income tax benefit or expense, real estate operations revenues and direct cost of revenues, management fee income, and interest income from commercial loans and investments are also excluded from Same-Property NOI. GAAP net income or loss is further adjusted to remove the impact of properties that were not owned for the full current and prior year reporting periods presented. Cash rental income received under the leases pertaining to the Company’s assets that are presented as commercial loans and investments in accordance with GAAP is also used in lieu of the interest income equivalent.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that Core FFO and AFFO are additional useful supplemental measures for investors to consider because they will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma Adjusted EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. We use Same-Property NOI to compare the operating performance of our assets between periods. It is an accepted and important measurement used by management, investors and analysts because it includes all property-level revenues from the Company’s properties, less operating and maintenance expenses, real estate taxes and other property-specific expenses (“Net Operating Income” or “NOI”) of properties that have been owned and stabilized for the entire current and prior year reporting periods. Same-Property NOI attempts to eliminate differences due to the acquisition or disposition of properties during the particular period presented, and therefore provides a more comparable and consistent performance measure for the comparison of the Company’s properties. FFO, Core FFO, AFFO, Pro Forma Adjusted EBITDA, and Same-Property NOI may not be comparable to similarly titled measures employed by other companies.

CTO Realty Growth, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of
	(Unaudited) March 31, 2025	December 31, 2024
ASSETS
Real Estate:
Land, at Cost	$283,764	$257,748
Building and Improvements, at Cost	764,380	720,480
Other Furnishings and Equipment, at Cost	898	883
Construction in Process, at Cost	2,968	5,091
Total Real Estate, at Cost	1,052,010	984,202
Less, Accumulated Depreciation	(91,199)	(82,864)
Real Estate—Net	960,811	901,338
Land and Development Costs	300	300
Intangible Lease Assets—Net	88,931	79,198
Investment in Alpine Income Property Trust, Inc.	39,501	39,666
Commercial Loans and Investments	105,000	105,043
Cash and Cash Equivalents	8,428	9,017
Restricted Cash	6,936	8,344
Refundable Income Taxes	35	70
Deferred Income Taxes—Net	2,494	2,467
Other Assets	31,467	36,201
Total Assets	$1,243,903	$1,181,644
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts Payable	$1,741	$3,278
Accrued and Other Liabilities	19,996	21,268
Deferred Revenue	8,699	10,183
Intangible Lease Liabilities—Net	17,368	15,124
Long-Term Debt—Net	602,216	518,993
Total Liabilities	650,020	568,846
Commitments and Contingencies
Stockholders’ Equity:
Preferred Stock – 100,000,000 shares authorized; $0.01 par value, 6.375% Series A Cumulative Redeemable Preferred Stock, $25.00 Per Share Liquidation Preference, 4,713,069 shares issued and outstanding at March 31, 2025 and 4,713,069 shares issued and outstanding at December 31, 2024	47	47
Common Stock – 500,000,000 shares authorized; $0.01 par value, 31,842,732 shares issued and outstanding at March 31, 2025 and 31,673,479 shares issued and outstanding at December 31, 2024	318	317
Additional Paid-In Capital	368,000	367,828
Retained Earnings	220,272	232,089
Accumulated Other Comprehensive Income	5,246	12,517
Total Stockholders’ Equity	593,883	612,798
Total Liabilities and Stockholders’ Equity	$1,243,903	$1,181,644

CTO Realty Growth, Inc.

Consolidated Statements of Operations

(In thousands, except share, per share and dividend data)

	(Unaudited)
	Three Months Ended
	March 31,	March 31,
	2025	2024
Revenues
Income Properties	$31,672	$24,623
Management Fee Income	1,178	1,105
Interest Income From Commercial Loans and Investments	2,961	1,351
Real Estate Operations	—	1,048
Total Revenues	35,811	28,127
Direct Cost of Revenues
Income Properties	(8,891)	(6,753)
Real Estate Operations	—	(819)
Total Direct Cost of Revenues	(8,891)	(7,572)
General and Administrative Expenses	(4,683)	(4,216)
Provision for Impairment	—	(48)
Depreciation and Amortization	(14,364)	(10,931)
Total Operating Expenses	(27,938)	(22,767)
Gain on Disposition of Assets	—	9,163
Other Gain	—	9,163
Total Operating Income	7,873	14,523
Investment and Other Income (Loss)	575	(3,259)
Interest Expense	(6,136)	(5,529)
Income Before Income Tax Benefit	2,312	5,735
Income Tax Benefit (Expense)	(51)	107
Net Income Attributable to the Company	2,261	5,842
Distributions to Preferred Stockholders	(1,878)	(1,187)
Net Income Attributable to Common Stockholders	$383	$4,655

Per Share Information:
Basic Net Income Attributable to Common Stockholders	$0.01	$0.21
Diluted Net Income Attributable to Common Stockholders	$0.01	$0.20

Weighted Average Number of Common Shares
Basic	31,552,973	22,551,241
Diluted	31,595,431	26,057,652

Dividends Declared and Paid - Preferred Stock	$0.40	$0.40
Dividends Declared and Paid - Common Stock	$0.38	$0.38

CTO Realty Growth, Inc.

Non-GAAP Financial Measures

Same-Property NOI Reconciliation

(Unaudited)

(In thousands)

	Three Months Ended
	March 31, 2025	March 31, 2024
Net Income Attributable to the Company	$2,261	$5,842
Gain on Disposition of Assets	—	(9,163)
Provision for Impairment	—	48
Depreciation and Amortization	14,364	10,931
Amortization of Intangibles to Lease Income	449	(474)
Straight-Line Rent Adjustment	573	693
Accretion of Tenant Contribution	13	13
Interest Expense	6,136	5,529
General and Administrative Expenses	4,683	4,216
Investment and Other Loss (Income)	(575)	3,259
Income Tax Expense (Benefit)	51	(107)
Real Estate Operations Revenues	—	(1,048)
Real Estate Operations Direct Cost of Revenues	—	819
Management Fee Income	(1,178)	(1,105)
Interest Income From Commercial Loans and Investments	(2,961)	(1,351)
Other Non-Recurring Items (1)	(110)	(250)
Less: Impact of Properties Not Owned for the Full Reporting Period	(6,570)	(1,125)
Same-Property NOI	$17,136	$16,727

(1)	Includes non-recurring items including termination fees, forfeitures of tenant security deposits, and certain adjustments to estimates related to recently acquired property CAM reconciliations.

CTO Realty Growth, Inc.

Non-GAAP Financial Measures

Funds from Operations, Core Funds from Operations, and Adjusted Funds from Operations

Attributable to Common Stockholders

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	March 31, 2025	March 31, 2024
Net Income Attributable to the Company	$2,261	$5,842
Add Back: Effect of Dilutive Interest Related to 2025 Notes (1)	—	534
Net Income Attributable to the Company, If-Converted	$2,261	$6,376
Depreciation and Amortization of Real Estate	14,346	10,915
Gain on Disposition of Assets	—	(9,163)
Gain on Disposition of Other Assets	—	(231)
Provision for Impairment	—	48
Realized and Unrealized Loss on Investment Securities	165	4,039
Funds from Operations	$16,772	$11,984
Distributions to Preferred Stockholders	(1,878)	(1,187)
Funds From Operations Attributable to Common Stockholders	$14,894	$10,797
Amortization of Intangibles to Lease Income	(449)	474
Less: Effect of Dilutive Interest Related to 2025 Notes (1)	—	(534)
Core Funds From Operations Attributable to Common Stockholders	$14,445	$10,737
Adjustments:
Straight-Line Rent Adjustment	(573)	(693)
Other Depreciation and Amortization	(1)	(4)
Amortization of Loan Costs, Discount on Convertible Debt, and Capitalized Interest	367	221
Non-Cash Compensation	1,283	1,387
Adjusted Funds From Operations Attributable to Common Stockholders	$15,521	$11,648

FFO Attributable to Common Stockholders per Common Share - Diluted (1)	$0.47	$0.41
Core FFO Attributable to Common Stockholders per Common Share - Diluted (1)	$0.46	$0.48
AFFO Attributable to Common Stockholders per Common Share - Diluted (1)	$0.49	$0.52

(1)	For the three months ended March 31, 2025, interest related to the 2025 Convertible Senior Notes was excluded from net income attributable to the Company to derive FFO, as the impact to net income attributable to common stockholders would be anti-dilutive. For the three months ended March 31, 2024, interest related to the 2025 Convertible Senior Notes was added back to net income attributable to the Company to derive FFO, as the impact to net income attributable to common stockholders was dilutive. Further, the weighted average shares used to compute per share amounts for FFO Attributable to Common Stockholders per Common Share – Diluted, Core FFO Attributable to Common Stockholders per Common Share - Diluted, and AFFO Attributable to Common Stockholders per Common Share - Diluted do not reflect any dilution related to the ultimate settlement of the 2025 Convertible Senior Notes.

CTO Realty Growth, Inc.

Non-GAAP Financial Measures

Reconciliation of Net Debt to Pro Forma Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended
	March 31, 2025
Net Income Attributable to the Company	$2,261
Depreciation and Amortization of Real Estate	14,346
Unrealized Loss on Investment Securities	165
Distributions to Preferred Stockholders	(1,878)
Amortization of Intangibles to Lease Income	(449)
Straight-Line Rent Adjustment	(573)
Other Depreciation and Amortization	(1)
Amortization of Loan Costs, Discount on Convertible Debt, and Capitalized Interest	367
Non-Cash Compensation	1,283
Other Non-Recurring Items (1)	(110)
Interest Expense, Net of Amortization of Loan Costs and Discount on Convertible Debt	5,770
Adjusted EBITDA	$21,181

Annualized Adjusted EBITDA	$84,724
Pro Forma Annualized Impact of Current Quarter Investments and Dispositions, Net (2)	4,869
Pro Forma Adjusted EBITDA	$89,593

Total Long-Term Debt	$602,216
Financing Costs, Net of Accumulated Amortization	1,612
Unamortized Convertible Debt Discount	6
Cash and Cash Equivalents	(8,428)
Net Debt	$595,406

Net Debt to Pro Forma Adjusted EBITDA	6.6	x

(1)	Includes non-recurring items including termination fees, forfeitures of tenant security deposits, and certain adjustments to estimates related to recently acquired property CAM reconciliations.
(2)	Reflects the pro forma annualized impact on Annualized Adjusted EBITDA of the Company’s investments and disposition activity during the three months ended March 31, 2025.